SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Definitive Information Statement

JUNIPER GROUP, INC.

(Name of registrant as Specified in its Charter)

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JUNIPER GROUP, INC.
MISSION BAY OFFICE PLAZA
20283 STATE ROAD 7, SUITE 400
BOCA RATON, FL 33498

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF JUNIPER GROUP, INC.:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our Board of Directors the authority to increase the number of shares of common stock of the Company from 750 million shares to 40 billion shares, and increase the preferred stock from 10 million shares to 500 million shares, subject to further designation by the Board of Directors of the Company.

The holders of shares representing 50.06% of our voting power have executed a written consent giving our board the authority to amend the Company's certificate of incorporation to increase the authorized common stock of the Company from 750 million to 40 billion shares, and increase the preferred stock from 10 million shares to 500 million shares.

The amendment to the certificate of incorporation is described in greater detail in the information statement accompanying this notice.  The consents that we have received constitute the only stockholder approval required to amend the certificate of incorporation under the Nevada Revised Statutes and our certificate of incorporation and bylaws. The approval by the shareholders will not become effective until twenty (20) days from the date of mailing of this Information Statement to our shareholders and after the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada..

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors,

/s/ Vlado P. Hreljanovic
Vlado P. Hreljanovic
Chief Executive Officer

Boca Raton, Florida
April 24, 2008

JUNIPER GROUP, INC.
MISSION BAY OFFICE PLAZA
20283 STATE ROAD 7, SUITE 400
BOCA RATON, FL 33498

INFORMATION STATEMENT
AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This information is being provided to the shareholders of Juniper Group, Inc. (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our common stock authorizing an increase in the number of $0.001 par value authorized common shares to 40 billion and our preferred shares to 500 million (the “Increase”).  The Company’s Board of Directors approved the Increase on March 1, 2008 and on March 1, 2008, the Company had also obtained (by written consents) the approval of one shareholder that is the record owner of 2,337,214 shares of our common stock and 6,720,000 shares of our preferred stock which represent an aggregate of 398,937,214 votes or approximately 50.06% of the voting power. as of March 1, 2008. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders, and, after the filing of amended Articles of Incorporation with the Secretary of State of the State of Nevada.

The Company’s Board of Directors approved the Increase on March 1, 2008 and recommended to the shareholders to increase the authorized shares of its Common Stock, while retaining the current par value of $0.001.  A copy of the certificate of amendment effecting the Increase is attached to this information statement as Exhibit A.

The elimination of the need for a special meeting of the shareholders to approve the Increase is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding  shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at  a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Increase as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement will be sent to the shareholders is on, or about April 25, 2008. The record date established by the Company for purposes of determining the number of outstanding shares of voting stock of the Company was March 1, 2008 (the “Record Date”) for the Increase.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (561) 482-9327. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTING SECURITIES

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the action described herein. The Company’s certificate of incorporation does not authorize cumulative voting. As of the Record Date, the Company had 393,904,792 voting shares of common stock issued and outstanding and 6,960,357 shares of preferred stock issued and outstanding of which the common stock was entitled to 393,904,792 votes and the preferred stock was entitled to 403,050,000 votes, 398,477,397 votes are required to pass this stockholder resolution. The consenting stockholders are entitled to 398,937,214 votes, which represents approximately 50.06% of the issued and outstanding votes with respect to the Company’s shares of common stock and preferred stock.  Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the actions described herein in a unanimous written consent, dated March 1, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2008, the beneficial ownership of the Company's common stock and preferred stock (1) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, or any series of preferred stock, (2) by each director and executive officer, and (3) by all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 1, 2008, are deemed outstanding, but those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The number and percentage of shares of common stock beneficially owned are based on the aggregate of 393,904,792 shares of common stock and 6,960,357 shares of preferred stock outstanding as of March 1, 2008. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Juniper Group, Inc., 20283 State Road 7, Suite 400, Boca Raton, Florida 33498.

Name and Address(1)	Amount and Nature Of Beneficial Ownership	Percentage of Class(1)

Vlado P. Hreljanovic	2,837,214 Common Stock(2)	.72%
	220,000 Series C Preferred(3)	73.33%
	6,500,000 Series D Preferred(4)	100%

(1)	Figures based on an estimated 393,904,792 voting shares of common stock and 403,050,000 voting shares of preferred stock outstanding as of March 1, 2008.
(2)	Includes warrants to purchase 500,000 shares of common stock and 1,423,886 shares owned by the children of Mr. Hreljanovic, all of which Mr. Hreljanovic has the power to vote.
(3)	Series C preferred stock entitled to vote 30 votes per share
(4)	Series D preferred stock entitled to vote 60 votes per share

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's certificate of incorporation is described below. A copy of the certificate of amendment effecting the changes contemplated by the proposals, is attached to this information statement as Exhibit A.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's board of directors has unanimously adopted a resolution seeking shareholder approval to amend the certificate of incorporation to increase the number of authorized shares of common stock from 750 million to 40 billion shares. The board of directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it is obligated to issue common stock  upon conversion of certain existing outstanding convertible debt and preferred stock and it will provide the Company with available shares that could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the board of directors determines in its discretion.  At March 1, 2007 the Company had only 356,095,208 shares of common stock available for issuance which we believe will not be sufficient to satisfy all of its outstanding debt obligations. In December 2005, March 2006, May 2007 and September 2007, we issued convertible notes that convert at a rate that is 35% of the average of the three lowest intraday trading prices for our common stock during the 20 day period before the conversion date.  In December 2007, January 2008 and March 2008 we issued convertible notes that convert at a rate that is 50% of the average of the three lowest intraday trading prices for our common stock during the 20 day period before the conversion date. As of March 31, 2008 the outstanding balance of such debt was $2,099,988. In addition we have issued additional convertible debt in the aggregate principal amount of $502,772 which is convertible at a rate equal to 50% of the average of the bid and ask price on the day prior to conversion. On March 31, 2008 the average of the three lowest intraday trading prices for the common stock for the prior 20 days was $.0003.  Using the March 31, 2008 numbers, if all of the outstanding debt were to convert to common stock, we would be required to issue an additional 23,392,558,867 shares of common stock. If all of our outstanding convertible debt and  all of our outstanding convertible preferred stock were to convert into shares of common stock, using the March 31, 2008 numbers we would have 24,127,899,074 shares of common stock outstanding. Since our debt and our Series B preferred shares do not convert into shares of common shares at fixed prices it is difficult for us to accurately quantify the number of shares that we will be required to issue upon such conversions. If the average of the three lowest intraday trading prices were to be reduced by one ten thousandth to $.0002, we would be required to issue an additional 33,785,043,171 shares of common stock upon conversion of the existing outstanding debt and if all of the convertible securities were to convert to shares of common stock we would have 34,520,383,378 shares of common stock outstanding upon conversion of all outstanding convertible securities.

Average of 3 lowest intra day trading prices	Number of shares of common to be issued assuming all debt is converted	Number of shares outstanding if all convertible securities are converted to common stock
.0002	33,785,043,171	34,520,383,378
.0003* This was the average for the 20 days prior to March 31	23,392,558,867	24,127,899,074

Due to the unpredictable nature of the stock market, the board, and the shareholder that will be impacted the most by the dilutive effect of future stock issuances, believe that it is necessary that the authorized common stock be increased to 40 billion.   Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders. In addition, the board believes that our authorized preferred stock should be increased to 500 million in order to enable us to attract financing in the future.  At the present time we only have 300,000 shares of preferred stock that has not been designated or issued.  Stockholders of a majority of outstanding votes entitled to vote approved the Increase by written consent on March 1, 2008.

Effect: Issuance by the Company of any additional shares of common stock and convertible preferred stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. However, the increase could have a dilutive effect on the voting power of existing shareholders.  Such increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed, that may have material anti-takeover consequences.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the certificate of incorporation which is not shared by all other holders of the Company's common stock. See "Security Ownership of Certain Beneficial Owners and Management."

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to us.  Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired our shares, unless the transaction is approved by our Board of Directors.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of the Company.

DISSENTERS' RIGHT OF APPRAISAL

Under Nevada law and our certificate of incorporation and by-laws, no shareholder has any right to dissent to our increasing the amount of shares, and no shareholder is entitled to appraisal of or payment for their shares of our stock..

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 750 million shares of common stock authorized with a stated par value of $0.001 per share, of which 393,904,792 shares were issued and outstanding. As of the date hereof there are 699,340,192 shares issued and outstanding.  Immediately following approval of the increase in the number of authorized shares of common stock, as described previously, there will be 40 billion shares of common stock authorized, of which 699,340,192 shares will be issued and outstanding and 39,300,659,808 will be authorized but unissued. However, upon conversion of all convertible securities of the Company outstanding today there will be substantially less securities available for issuance, The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of the outstanding shares of preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

PREFERRED STOCK

The Company is currently authorized to issue up to 10 million shares of preferred stock, par value $.001. As of March 1, 2008, there were outstanding 25,357 shares of 12% non voting preferred stock, 135,000 shares of Series B preferred stock, 300,000 shares of Series C preferred stock, and 6,500,000 shares of Non-Convertible Redeemable Series D preferred stock, respectively.

The Company’s 12% non-voting convertible Preferred Stock entitles the holder to dividends equivalent to a rate of 12% of the Preferred Stock liquidation preference of $2.00 per annum(or $0.24 per annum) per share payable quarterly on March 1, June 1, September, December 1 in cash or common stock of the Company having an equivalent fair market value.  As of March 1, 2008, 25,357 shares of the Non-Voting Preferred Stock were outstanding.   Dividends will accumulate until such time as earned surplus is available to pay a cash dividend or until a post effective amendment to the Company’s registration statement covering a certain number of common shares reserved for the payment of Preferred Stock dividend is filed and declared effective, or if such number of common shares are insufficient to pay cumulative dividends, then until additional common shares are registered with the Securities and Exchange Commission (SEC).  The Company’s Preferred Stock is redeemable, at the option of the Company, at any time on not less than 30 days’ written or published notice to the Preferred Stockholders of record, at a price of $2.00 per share (plus all accrued and unpaid dividends).  The holders of the preferred Stock have the opportunity to convert shares of Preferred Stock into Common Stock during the notice period.  The Company does not have nor does it intend to establish a sinking fund for the redemption of the Preferred Stock.  As adjusted, the outstanding shares of Preferred Stock would be converted into fifteen shares of Common Stock.

The Company filed a Certificate of Designation of Series B Convertible Preferred Stock on January 4, 2006, pursuant to which the Company authorized for issuance 135,000 shares of Series B Preferred Stock, par value $0.10 per share, which shares are convertible after the earlier of (i) forty-five days after the conversion of the 8% callable secured convertible notes issued in our recent financing, or (ii) 12 months after this registration statement is declared effective, at a conversion price equal to the volume weighted average price of our common stock, as reported by Bloomberg, during the ten consecutive trading days preceding the conversion date. We issued an aggregate of 117,493 shares of Series B Preferred Stock to a group of our current shareholders in exchange for an aggregate of 23,498,109 shares of our common stock. The holders of Series B Preferred Stock shall have the right to vote together with holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), all matters presented to the holders of the Common Stock. The foregoing shareholders were existing investors before they did the exchange. The Series B preferred stock is convertible into shares of the common stock at the average of the volume weighted average price of the common stock as reported by Bloomberg during the ten consecutive trading days preceding the conversion date (but not including such date.)

The Company filed a Certificate of Designation of Series C Convertible Preferred Stock on March 23, 2006, pursuant to which the Company authorized for issuance 300,000 shares of Series C Preferred Stock, par value $0.10 per share, which shares are convertible after (i) the market price of the Common Stock is above $1.00 per share; (ii) the Company's Common Stock is trading on the OTCBB market or the AMEX; (iii) the Company is in good standing; (iv) the Company must have more than 500 stockholders; (v) the Company must have annual revenue of at least four million dollars; (vi) the Company does not have at least $100,000 EBITA for the fiscal year preceding the conversion request. The holders of the Series C Preferred Stock shall have the right to vote together with the holders of the Corporation's Common Stock, on a 30 votes per share basis (and not as a separate class), on matters presented to the holders of the Common Stock. Two years from the date of issuance the holder of shares of Series C preferred stock may convert each share of Series C preferred stock into 30 shares of common stock, except that a holder may not convert any share of Series C preferred stock if the following applies: (i) the market price of the common stock is below $1.00 per share; (ii) the common stock is no longer listed on the OTC-BB (unless the Company has secured a listing on the Nasdaq SmallCap or National Market, or AMEX; (iii) the Company is not in good standing; (iv) the Company does not have more than 500 shareholders; (v) the Company does not have annual revenue of at least $4,000,000; (vi) the Corporation does not have at least $100,000 of EBITDA for the fiscal year preceding the conversion request.

The Company filed a Certificate of Designation of Series D Non-Convertible Preferred Stock on February 5, 2007 and a Certificate of Change of Number of Authorized shares and par value of Series D Preferred stock on March 26, 2007, pursuant to which the Company authorized for issuance 6,500,000 shares of Series D Preferred Stock, par value $0.001.  The shareholders of the Series D Preferred Stock have the right to vote together with holders of the Company’s Common stock, on a 60-votes-per-share basis (and not as separate class), on all matters presented to the holders of Common Stock. The shares of Series D Preferred Stock are not convertible into Common Stock of the Company.

According to the Company’s corporate charter, 10 million shares of preferred stock have been authorized for issuance. As of March l1, 2008, 6,960,357 shares have been designated for the Company’s 4 classes of preferred stock.

The terms of the Company's authorized but unissued preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters, will be determined by the Company's Board of Directors. This will be the case, too, with respect to any additional shares of preferred stock authorized by the amendment to the Company's Articles of Incorporation described in this information statement.

BOARD OF DIRECTORS’ RECOMMENDATION
AND STOCKHOLDER APPROVAL

As of March 1, 2008, our board of directors and stockholder holding a majority of our voting power voted to authorize our board of directors to amend the certificate of incorporation. In the absence of a meeting, the affirmative consent of holder of a majority of the vote represented by our outstanding shares of stock was required to approve the increase in authorized common stock and preferred stock. Because holder of approximately 50.06% of our voting power signed a written consent in favor of the amendment to the certificate of incorporation, we are authorized to amend the certificate of incorporation to increase the authorized common stock of the Company to 40 billion shares and increase the authorized preferred stock to 500 million shares.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the amendment to the Plan.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov ..

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly report on Form 10-QSB for the quarterly periods ended June 30, 2007 and September 30, 2007. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Juniper Group, Inc.
20283 State Road 7, Suite 400
Boca Raton, FL 33498
Attention:  Vlado Hreljanovic

As we obtained the requisite stockholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Exhibit A

CERTIFICATE OF
ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
JUNIPER GROUP, INC.

Pursuant to NRS 78.207 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of JUNIPER GROUP, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of shareholders of the Company on March 1, 2008.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Nevada on January 22, 1997. This Amendment to the Articles will become effective upon the filing of the Certificate with the Nevada Secretary of State.

SECOND: That ARTICLE III shall be amended as follows:

"The aggregate number of shares which the Company shall have authority to issue is Forty Billion Five Hundred Million (40,500,000,000) shares, divided into:

Forty Billion (40,000,000,000) Common Shares, having a par value of $0.001 per share.

and

Five Hundred Million (500,000,000) Preferred Shares, of which Three Hundred Seventy Five Thousand (375,000) shares have been designated 12% non-voting convertible preferred stock, par value, $.10 per share, One Hundred Thirty Five Thousand (135,000) shares, par value, $.10 per share, have been designated as Series B convertible preferred stock, Three Hundred Thousand (300,000) shares, par value, $.10 per share, have been designated as Series C convertible preferred stock, Six Million Five  Hundred Thousand (6,500,000) shares, par value, $.001 per share have been designated as Series D convertible preferred stock.”

All other aspects of Article III shall remain unchanged except as to the total authorized number of Common and Preferred Shares as referenced in ARTICLE III (A) and (B).

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Articles of Incorporation to be signed by Vlado P. Hreljanovic, its Chief Executive Officer, this 24th day of April, 2008.

/s/ Vlado P. Hreljanovic
Vlado P. Hreljanovic
Chief Executive Officer